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                                                                    EXHIBIT 12.1

BankUnited Financial Corporation

Ratio of Earnings to Combined fixed Charges and Preferred Stock Dividends

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                                                                               For the years ended September 30:
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                                                              2001        2000        1999         1998       1997         1996
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                                                                                    (Dollars in thousands)
Fixed charges (excluding interest on deposits)

Interest on Borrowings                                        83,730      92,517      80,860       74,112      25,824      13,832
Rent (33%)                                                     1,336       1,160       1,101          742         542         302
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  Total Fixed Charges                                         85,066      93,677      81,961       74,854      26,366      14,134

Income (loss) before income taxes and Extraordinary items     29,379      25,075      (5,497)      12,366      12,632       4,243
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Earnings                                                     114,445     118,752      76,464       87,220      38,998      18,377
                                                            =====================================================================

Total fixed charges                                           85,066      93,677      81,961       74,854      26,366      14,134
Preferred stock dividends on a pretax basis                    1,055       1,284       1,247        1,448       4,661       3,460
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  Combined fixed charges and preferred stock dividends        86,121      94,961      83,208       76,302      31,027      17,594
                                                            =====================================================================

Ratio of earnings to combined fixed charges and preferred
  stock dividends                                             1.33:1      1.25:1      0.92:1       1.14:1      1.26:1      1.04:1
                                                            =====================================================================
Fixed charges (including interest on deposit)

Interest on Deposits                                         143,134     126,629     106,655       93,431      50,136      20,791
Interest on Borrowings                                        83,730      92,517      80,860       74,112      25,824      13,832
Rent (33%)                                                     1,336       1,160       1,101          742         542         302
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  Total Fixed Charges                                        228,200     220,306     188,616      168,285      76,502      34,925

Income (loss) before income taxes and Extraordinary items     29,379      25,075      (5,497)      12,366      12,632       4,243
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Earnings                                                     257,579     245,381     183,119      180,651      89,134      39,168
                                                            =====================================================================

Total fixed charges                                          228,200     220,306     188,616      168,285      76,502      34,925
Preferred stock dividends on a pretax basis                    1,055       1,284       1,247        1,448       4,661       3,460
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  Combined fixed charges and preferred stock dividends       229,255     221,590     189,863      169,733      81,163      38,385
                                                            =====================================================================
Ratio of earnings to combined fixed charges and preferred
  stock dividends                                             1.12:1      1.11:1      0.96:1       1.06:1      1.10:1      1.02:1
                                                            =====================================================================
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